UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2006

SUNBURST ACQUISITIONS IV, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On January 30, 2006, the Company entered into a Consulting Agreement (the “Agreement”) with G.M. Capital Partners, Ltd., a British Virgin Islands company (“GM Capital”). Under the Agreement, GM Capital will provide the Company with a variety of services including financial public relations, strategic planning, acquisition consulting and assistance in securing equity or debt financing. The Agreement has an initial term of 24 months beginning on the effective date of December 1, 2005, but the Company has the right to terminate the Agreement early unless GM Capital has successfully assisted the Company in consummation of a financing of a minimum of $2,000,000 on or before April 30, 2006.

Under the terms of the Agreement, the Company will pay GM Capital a monthly fee of $10,000, and will issue it a total of 5,000,000 warrants, each of which entitles the holder to purchase one share of the Company’s common stock (following completion of a pending 1:50 reverse stock split which has been approved by the Company’s board of directors and will be submitted to the shareholders for approval at a meeting scheduled for February 13, 2006). The warrants include 1,000,000 Class A Warrants exercisable at $0.50 per share, 1,000,000 Class B Warrants exercisable at $0.75 per share, 1,000,000 Class C Warrants exercisable at $1.00 per share, 1,000,000 Class D Warrants exercisable at $1.25 per share, and 1,000,000 Class E Warrants exercisable at $1.50 per share.

The Class A Warrants will be fully vested upon issuance. They will be exercisable at any time following their issuance but will expire on June 30, 2007 if not fully exercised on or before that date. The remaining classes of Warrants will each vest and become exercisable only at the time that the immediately preceding class has been fully exercised. Therefore, the Class B Warrants will vest only upon the timely exercise of all Class A Warrants, and the same restriction will apply to each of the succeeding classes of warrants (i.e the Class C, D and E Warrants). Unless terminated earlier as a result of failure to vest, the Class B and Class C Warrants will each expire on December 31, 2007, and the Class D and Class E Warrants will each expire on December 31, 2008.

Under the Agreement, GM Capital is also be entitled to be reimbursed for out of pocket expenses, a Success Fee in the event it successfully assists the Company in consummating a financing or an acquisition, and a right of first refusal to participate in future Company financings.

ITEM 9.01 Financial Statements and Exhibits

(c) ____ Consulting Agreement dated January 30, 2006, between the Company and G.M. Capital Partners, Ltd., a British Virgin Islands company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SUNBURST ACQUISITIONS IV, INC.

By: /S/ Robert Knight
Robert Knight, President and Director

February 6, 2006